EXHIBIT 5.1

[Letterhead of Spencer, Scott & Dwyer, P.C.]

August 25, 2010

The Empire District Electric Company
602 S. Joplin Avenue
Joplin, Missouri  64801

Re:           SEC Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the proposed issuance and sale of up to $400,000,000 principal amount of shares of Common Stock, par value $1.00, and the related Preference Stock Purchase Rights and/or shares of Preference Stock, no par value and/or one or more series of First Mortgage Bonds (the “New Bonds”), and/or one or more series of the Unsecured Debt Securities, from time to time, of The Empire District Electric Company (the “Company”) and/or one or more series of the Preferred Securities of Empire District Electric Trust II or Empire District Electric Trust III guaranteed by the Company, with respect to which the Company has filed a Registration Statement on Form S-3 with the Securities and Exchange Commission under the Securities Act of 1933.

The New Bonds are to be issued under the Indenture of Mortgage and Deed of Trust, dated as of September 1, 1944, under which The Bank of New York Mellon Trust Company, N.A. and UMB Bank & Trust, N.A. act as Trustees, as heretofore supplemented and amended (the “Mortgage”), and as to be supplemented by a supplemental indenture relating to each series of New Bonds (each a “Supplemental Indenture”).  In particular, the Company has issued $50,000,000 aggregate principal amount of its First Mortgage Bonds, 5.20% Series due 2040 (the “2040 Bonds”).

We advise you that in our opinion:

1.	The 2040 Bonds have been duly authorized and legally issued and, under Missouri law, constitute binding obligations of the Company.

We hereby consent to the use of a copy of this opinion as an exhibit to said Registration Statement.  We also consent to the use of our name and the making of the statements with respect to our firm in the Registration Statement and the prospectus constituting a part thereof.

Very truly yours,
SPENCER, SCOTT, & DWYER, P.C.
/s/ Gina D. Atteberry
Gina D. Atteberry